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                                                                    EXHIBIT 2.4


     STOCK PLEDGE AGREEMENT




To: THE CIT GROUP/BUSINESS CREDIT, INC., as agent

From:  LONE STAR TECHNOLOGIES, INC.
Address: 15660 N. Dallas Parkway, Suite 500
         Dallas, Texas 75248
----------------------------------------------


                       RE:     LONE STAR STEEL COMPANY
                       T&N LONE STAR WAREHOUSE CO.
                       LONE STAR LOGISTICS, INC.
                       15660 N. Dallas Parkway, Suite 500
                       Dallas, Texas 75248
                      -----------------------------------------
(herein collectively, the "Company" or the "Companies")



                                 March 31, 2000



STOCK PLEDGE AGREEMENT

Gentlemen:

Reference is made to that certain Financing Agreement between the Companies, the Agent and the Lenders party thereto, dated March 12, 1999, as the same may be amended from time to time (the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as specified therein unless otherwise specifically defined herein. As security for:
(a) the full and indefeasible payment and performance when due of all now existing and future (i) Obligations of the undersigned (herein the "Pledgor") arising pursuant to any guaranty now or hereafter executed by the Pledgor in your favor (as Agent on behalf of the Lenders) regarding the Companies or any one of them (herein collectively the "Guaranty") and (ii) Obligations of the Companies or any one of them to you and/or the Lenders, in each case whether absolute or contingent, however acquired by you, and whether arising under the Financing Agreement and/or Guaranty as now written or as amended or supplemented or augmented hereafter, in law or otherwise (herein collectively the "Obligations"); (b) any liability or indebtedness you may incur because of any guaranty you may issue at the request of the Company, including, without limitation, any Letter of Credit Guaranty; (c) the amount of all expenses (including reasonable attorneys' fees) incurred by you and/or the Lenders in collecting or attempting to collect any of the Obligations whether from the Companies or any one of them, the Pledgor or any other obligor or in realizing upon collateral; and (d) any interest from the due date at the Default Rate of Interest specified in the Financing Agreement on all amounts payable to you hereunder (all of which are herein called the "Secured Obligations"), the Pledgor hereby pledges,



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assigns, transfers, delivers and sets over to you (as Agent on behalf of the
Lenders) all of its right, title and interest in and to the securities listed on the attached schedule, issued as indicated on said schedule (the "Securities").

This pledge includes all right, title and interest in and to and a continuing lien upon and security interest in, all of said Securities together with any and all rights, coupons, warrants or rights to subscribe, options, dividends, liquidating dividends, splits, dividends paid in stock, dividends paid in Securities, new or reclassified Securities, or any other property which the Pledgor is or may hereafter become entitled to receive on account of such Securities, any and all increments, substitutions, additions or replacements thereof, and any and all proceeds thereof (all collectively hereinafter referred to as the "Pledged Collateral").

This Stock Pledge Agreement is executed as an inducement to you to make loans or advances to the Company or issue guaranties at the request of the Company, or otherwise to extend credit or financial accommodations to the Company or to enter into or continue a financing arrangement with the Company, and is executed in consideration of your doing or having done any of the foregoing.

The Pledgor agrees that any of the foregoing shall be deemed to have been done or extended by you in consideration of and in reliance upon the execution of this Stock Pledge Agreement, but nothing herein shall obligate you to do any of the foregoing.

The Pledgor shall be in default under this Pledge Agreement upon the occurrence of any of the following (herein any such default shall be referred to as an "Event of Default"):

         1. the occurrence of any Default or Event of Default under the Financing Agreement;

         2. if any warranty, representation or statement contained in this Stock Pledge Agreement is materially or substantially breached, or is, or becomes materially or substantially untrue;

         3. the commencement by or against the Pledgor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; or

         4. the liability of the Pledgor under the Guaranty matures in accordance with the provisions thereof.

In the event of the happening of any such Event of Default, then on ten (10) days prior notice to the Pledgor, without the curing of such default within such time, you may, without demand of performance, advertisement or notice of intention to sell, or of the time or place of sale, and without notice to redeem, or other notice or demand whatsoever to or upon the Pledgor (all and each of which demands, advertisements and/or notices are hereby expressly waived), forthwith or at any time or times thereafter, transfer to and/or register in your name, or the name of your nominee, any or all of the Pledged Collateral and/or collect, receive, appropriate and realize upon said Pledged Collateral. In addition, and also without any of the aforesaid demands, advertisements, and/or notices, upon the occurrence of any Event of Default as defined herein, you may sell, assign, transfer and deliver the whole or any part of the Pledged Collateral then held by you under this Stock Pledge Agreement or subject to this Stock Pledge Agreement in one or more parcels, at public or private sale or sales, at any Exchange Broker's Board, at your office or elsewhere, on such terms and conditions, and at such prices as you may deem advisable, for cash, upon credit, or for future delivery, with the right on your part to become the purchaser thereof at any such sale or sales, free and clear of any right to equity of redemption (which



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right or equity is hereby expressly waived and released). Any notice of sale, disposition, or other intended action by you required by applicable law and sent to the Pledgor at least ten (10) days prior to such action shall constitute reasonable notice to the Pledgor. Prior to exercising your rights contained herein you may in your discretion forward the various coupons coming due on any bonds covered hereby directly to the Pledgor for collection. Notwithstanding the foregoing or any provision to the contrary contained herein, you shall not be entitled to sell or otherwise realize upon the Pledged Collateral until ten (10) days after a demand for payment has been made under that certain Limited Guaranty dated March 31, 2000 executed by Pledgor in your favor and then only if the Pledgor has failed to pay its obligations thereunder in full.

Net proceeds of any such disposition as aforesaid, after deduction all costs, including reasonable attorney's fees and expenses of every kind incurred therein, shall be applied to the payment in whole or in part, in such order as you may elect, of any of the Secured Obligations, whether then due or not due. You agree to pay over and return any remaining balance to the Pledgor or to any person entitled thereto, upon proper demand being made therefor, and if there be any deficiency, the Pledgor and the Company shall continue to be fully liable for same.

Further, you are hereby expressly granted the right and irrevocable proxy, in the event of the happening of any Event of Default (as defined herein), and on ten (10) days prior notice to the Pledgor, without the curing of such Event of Default within such time, to transfer to yourself or to your nominee any or all of the Pledged Collateral or to register same in your name on the books of the company or entity issuing same; to receive cash dividends, coupons and income thereon and to hold the same as additional collateral security hereunder, or to apply it against the Secured Obligations and to exercise any voting rights with respect to said Collateral for any purposes as you in your discretion deem advisable, and to otherwise exercise as to such Pledged Collateral, all rights, powers and remedies as the owner thereof.

The Pledgor hereby represents and warrants that the Pledged Collateral is owned by the Pledgor absolutely, and is free and clear of all liens and encumbrances except for the pledge in your favor and except for Permitted Encumbrances (as defined in the Financing Agreement); that there are no restrictions upon the pledge or transfer of any of the Pledged Collateral; that the Pledgor has full right to pledge and transfer the same in accordance with the terms and conditions of this Stock Pledge Agreement, free of all encumbrances (except said Permitted Encumbrances) and without the consent of any other person, firm, entity or corporation and without the need to notify the issuing company and/or obtain their consent to the pledge; and that said Pledged Collateral is not subject to any assessment. The Pledgor agrees to defend its title to the Pledged Collateral at its own cost and expense, and to pay, satisfy and discharge and any all assessments, liens or charges now or thereafter placed upon the Pledged Collateral.

In the event that it becomes necessary to comply with any Federal or State law or regulation or to make or file any registration thereunder in order for you to exercise any of your rights hereunder, the Pledgor expressly agrees to do or will cause to be done all acts and prepare and execute all documents necessary to affect such compliance or registration, and to bear all reasonable costs in connection therewith. The Pledgor agrees to indemnify and to hold you harmless from and against any claim or liability; and to hold you harmless from and against any claim or liability caused by (i) any untrue statement of material fact, or omission to state a material fact (as required in any registration or prospectus) or (ii) a failure to register or comply with any such law or regulation.

The Pledgor recognizes that you may be unable to effect a public sale of any or all of the Collateral, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities law or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group



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of purchasers which will be obligated to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to you than if such sale were a public sale and agrees that such circumstances shall not, in and of themselves, result in a determination that such sale was not made in a commercially reasonable manner. You shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer to register such securities for public sale under the Securities Act of 1933, or under applicable state securities laws, even if the issuer agrees to do so.

The Pledgor affirms and certifies that the Secured Obligations were not, and will not be, incurred for the purpose of providing or obtaining any credit for purchasing or trading in registered equity securities or other marketable securities.

The Pledgor hereby agrees at your request to execute all necessary stock powers in blank, to have the signatures on said powers guaranteed, to execute a letter or other form confirming that the Pledged Collateral is not being pledged to you for the purpose of providing or obtaining any credit for purchasing or trading in registered equity securities or other marketable securities, and to execute any further documents or papers whatsoever in order to carry out the intent and purpose of this Stock Pledge Agreement.

The pledge provided for herein shall be in addition to, and shall not be deemed to affect, modify or limit any other rights, collateral, agreements or security which you may now or hereafter hold whether granted or given to you by the Pledgor, the Company or by any other person, firm or corporation.

It is understood and agreed that the rights and remedies herein enumerated are not intended to be exhaustive but are in addition to any other rights or remedies at law or in equity. You shall have the absolute right in your sole discretion to determine the order in which your rights and remedies are to be exercised, and your exercise of any right or remedy shall not preclude the exercise of any other rights or remedies or be deemed to be a waiver thereof. No act of forbearance, or agreement to forebear the enforcement of, or extension of the date of maturity of, any Secured Obligation, shall in any way constitute a release of, or a waiver or relinquishment of any of your rights or remedies.

The Pledgor expressly waives and relinquishes any rights of subrogation, reimbursement, indemnity or recourse to or with respect to any of the assets or properties of the Company.

For purposes hereof "Company" shall mean Companies or any one of the Companies as applicable, and "you" shall mean The CIT/Group Business credit, Inc. as Agent on behalf of the Lenders and the Agent and the Lenders, as applicable and construed to give the broadest possible meaning consistent herewith and as set forth in the Agreement.

Notwithstanding anything herein to the contrary, this Stock Pledge Agreement and the pledge of the Pledged Collateral shall terminate automatically and without notice effective as of the effective date of the termination of that certain Limited Guaranty dated March 31, 2000 executed by Pledgor in favor of The CIT Group/Business Credit, Inc. Immediately upon such termination, Agent, on behalf of the Lenders, shall take any and all further steps as may be necessary or appropriate to document such termination and the release of the Pledged Collateral.


THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.



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TO THE EXTENT THAT TEXAS LAW MAY EVER APPLY TO THIS PLEDGE AGREEMENT, THE
FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS, NOTWITHSTANDING THE FOREGOING CHOICE OF LAW, THE PROVISIONS OF CHAPTER 346 (OTHER THAN SECTION 346.004 THEREOF) OF THE TEXAS FINANCE CODE (VERNONS TEXAS CODE ANNOTATED), AS AMENDED FROM TIME TO TIME (AS AMENDED, THE "TEXAS FINANCE CODE"), SHALL NOT BE APPLICABLE TO ANY LOAN(S) OR EXTENSIONS OF CREDIT EVIDENCED BY THE FINANCING AGREEMENT AND/OR THE PROMISSORY NOTES, AND THE GUARANTOR HEREBY WIAVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL DEFENSES AND CLAIMS BASED ON SURETYSHIP AND APPLICABLE USUARY STATUTES AND PROVISIONS.

This Stock Pledge Agreement shall be binding on the heirs, administrators, executors, successors and assigns of the Pledgor, and shall inure to the benefit of you and your successors and assigns.


                               Very truly yours,

                          LONE STAR TECHNOLOGIES, INC.

                          BY:  /s/ Charles J. Keszler
                              ----------------------------------
                          TITLE: Vice President - Finance


                          Address: 15660 N. Dallas Parkway, Suite 500
                          Dallas, Texas 75248
                          --------------------------------------



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SCHEDULE TO STOCK PLEDGE AGREEMENT BETWEEN THE CIT GROUP/BUSINESS CREDIT, INC.,
AS AGENT AND LONE STAR TECHNOLOGIES, INC.  (THE "PLEDGOR")



    Issuer                                               Owner                           Certificate #          # of Shares
   --------                                             -------                         ---------------        -------------
Bellville Tube Corporation                   Lone Star Technologies, Inc.                     2                    100%
(formerly, Bellville Acquisition, Inc.)







        LONE STAR TECHNOLOGIES, INC.
        (the "Pledgor")


        By: /s/ Charles J. Keszler
            ------------------------------
        Title: Vice President - Finance